                                  EXHIBIT 99.1

                               DISTRIBUTION REPORT
                                       FOR
                   PUBLIC STEERS(R) SERIES 1998 MCIC-P1 TRUST

                                DISTRIBUTION DATE
                                DECEMBER 15, 2000

                             CUSIP NUMBER 744593AE4

         (i) the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the MCIC Communications Corporation Debentures due 2027 (the "Underlying Securities"):

                            Interest:                $1,781,250.00
                            Principal:                        0.00
                            Premium:                          0.00

         (ii) the amounts of compensation received by the Trustee, for the period relating to the Distribution Date:

                            Paid by the Trust:                $.00
                            Paid by the Depositor:       $1,000.00

         (iii) the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates of each such Class and the amount of aggregate unpaid interest accrued as of such Distribution
                  Date:
                           Class A:
                                 Interest:                $1,781,250.00
                                 Principal:                       $0.00
                                 Unpaid Interest Accrued:         $0.00

         (iv) the aggregate stated principal amount and, if applicable, notional amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date, and the current rating assigned to the Certificates.

                                 Principal Amount:          $50,000,000
                                 Interest Rate:                   7.125%
                                 Rating:
                                        Moody's Investor Service            A2
                                        Standard & Poor's Rating Service    A

         (v) the aggregate Certificate Principal Balance (or Notional Amount, if applicable) of each Class of such Series at the close of business on such Distribution Date.

                                 Class A:
                                 Initial Principal Balance:     $50,000,000
                                 Reduction:                            ($ 0)
                                                                ------------
                                 Principal Balance 12/15/00:    $50,000,000